Exhibit 23.1

JOHN KINROSS-KENNEDY
CERTIFIED PUBLIC ACCOUNTANT
17848 Skypark Circle
IRVINE, CALIFORNIA, U.S.A.  92614-6401
(949) 955-2522. Fax (949)724-3812
jkinross@cox.net
jkinross@zamucen.com

 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the incorporation by reference in the Registration Statement of Reel Estate Services Inc. on Form SB-2 Amendment No.1 of my Auditors report dated December 29, 2006, relating to the financial statements of Reel Estate Services Inc., for the year ended October 31, 2006.

In addition, I consent to the reference to me under the heading “Interest of Named Experts and Counsel” in the Registration Statement.

/s/ John Kinross-Kennedy

John Kinross-Kennedy, CPA
February 8, 2007